UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2021

CPS TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-16088	04-2832509
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 South Worcester Street
Norton, Massachusetts	02766
(Address of principal executive offices)	(Zip Code)

(508) 222-0614

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPSH	Nasdaq Capital Market

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2021. CPS Technologies Corporation (NASDAQ:CPSH) announced that Grant Bennett decided to retire as president and CEO of the Company effective July 1, 2021. He will continue to serve as a member of the Board of Directors. He will be succeeded as president and chief executive officer by Michael McCormack who is currently the COO. Michael McCormack is 58 years old, was previously Executive Vice President at AirBoss Defense Group, Executive Vice President with Mission Solutions Group and prior to that CEO at Critical Solutions International.

The Company issued a press release relating to this on May 13, 2021, the press release is attached hereto as Exhibit 99 and is incorporated herein in its entirety by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPS TECHNOLOGIES CORP.

Date: May 14, 2021	By:	/s/ Charles K. Griffith Jr.
Charles K. Griffith Jr.
Chief Financial Officer